EX-99.906CERT

SECTION 906 CERTIFICATION

Martin R. Dean, President and Principal Executive Officer, and Zachary P. Richmond, Treasurer and Principal Financial Officer of Unified Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Principal Executive Officer	Principal Financial Officer
Unified Series Trust	Unified Series Trust

/s/ Martin R. Dean	/s/ Zachary P. Richmond
Martin R. Dean	Zachary P. Richmond

Date: _6/5/2024	Date: __6/5/2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.